EXHIBIT 23.1

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2002, appearing in the Annual Report on Form 10-KSB of Vista Exploration Corporation for the period ended March 31, 2002.


/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.

Denver, Colorado
July 2, 2002